SUMMIT BANK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2004

The Annual Meeting of Shareholders of Summit Bank Corporation (the "Company") will be held at The Summit National Bank, 4360 Chamblee Dunwoody Road, Suite 300, Atlanta, Georgia 30341, on the 26th day of April 2004, at 3:00 p.m. (Atlanta time) for the following purposes:
1.	To elect six members to the Board of Directors;
2.	To consider such other matters as may properly come before the meeting or any adjournment of the meeting.

Only holders of record of the Company's common stock at the close of business on March 12, 2004 will be entitled to notice of and to vote at the meeting. The stock transfer books will remain open.

A Proxy Statement and a proxy solicited by the Board of Directors are enclosed. Please sign, date, and return the proxy promptly to the Company in the enclosed reply envelope. This will assist us in preparing for the meeting.

All shareholders are cordially invited to attend the meeting.
By Order of the Board of Directors:
/s/ Gary K. McClung
Gary K. McClung
Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

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SUMMIT BANK CORPORATION

4360 Chamblee-Dunwoody Road

Atlanta, Georgia 30341

March 26, 2004

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Summit Bank Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Monday, April 26, 2004, at 3:00 p.m. (Atlanta time), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at The Summit National Bank, 4360 Chamblee Dunwoody Road, Suite 300, Atlanta, Georgia 30341. All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS," and in accordance with the best judgment of the proxy holder on any other matters which may come before the meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. All written notices of revocation or other communications relating to proxies or the meeting should be delivered to the Company at its principal executive office, 4360 Chamblee Dunwoody Road, Suite 300, Atlanta, Georgia 30341, Attention: Gary McClung, Secretary. The telephone number for the office is (770) 454-0400.

The Company has fixed March 12, 2004 as the record date for determining the shareholders entitled to notice of and to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote 5,688,604 shares of common stock of the Company, $.01 par value per share, held by approximately 355 shareholders of record. Additionally, there were approximately 760 beneficial holders of common stock. Each share of common stock is entitled to one vote. A majority of the outstanding shares of common stock must be represented at the meeting, in person or by proxy, to constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Directors are elected by a plurality of the shares present in person or by proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, abstentions will not affect the outcome of the vote. Broker non-votes, which occur when a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter, do not exist in the context of an uncontested election of directors.

All other matters that may properly come before the meeting require the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on such matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Abstentions and broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the meeting.

This Proxy Statement and the accompanying form of proxy were first mailed to the shareholders on or about March 26, 2004. An Annual Report to Shareholders, including a letter to shareholders from the Chairman of the Board of the Company, the Company's audited consolidated financial statements, and Management's Discussion and Analysis of Financial Condition and Results of Operations, accompanies this Proxy Statement.

ELECTION OF DIRECTORS

Article Fourteen of the Company's Amended and Restated Articles of Incorporation provides that the Board of Directors shall be divided into three classes with each class to be as nearly equal in number as possible. Article Fourteen also provides that the three classes of directors are to have staggered terms, so that the terms of only approximately one-third of the Board will expire at each Annual Meeting of Shareholders and each director serves a three-year term.

The current Class I directors are Aaron I. Alembik, Jack N. Halpern, Sion Nyen (Francis) Lai, Shih Chien (Raymond) Lo, W. Clayton Sparrow, Jr., and Pin Pin Chau. The current Class II directors are Peter M. Cohen, Donald R. Harkleroad, Shafik H. Ladha, Paul C. Y. Chu, and Howard H. L. Tai. The current Class III directors are Gerald L. Allison, Jose I. Gonzalez, James S. Lai, Nack Y. Paek, Carl L. Patrick, Jr., and David Yu. The Board of Directors has determined that all of its directors, except for Ms. Chau and Mr. Yu are independent pursuant to Nasdaq Stock Market regulations. The terms of the Class III directors expire this year. Those current Class III directors who have been nominated for re-election are listed below.

The table below sets forth certain information about the nominees, including the class of directors for which the nominee is being nominated, the nominee's age, his position with the Company and his position with the Company's principal operating subsidiary, The Summit National Bank (the "Bank"). The persons named in the accompanying proxy intend to vote for the election of the nominees identified below to serve for a three-year term, expiring at the 2007 Annual Meeting of Shareholders. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election in his or her stead of such other person as management may recommend.

Nominees
Director			Position With	Position With
Name	Class	Age	The Company	The Bank

Gerald L. Allison	III	66	Director	Director
Jose I. Gonzalez	III	49	Chairman	Director
James S. Lai, Ph.D.	III	66	Director	Director
Nack Y. Paek	III	62	Director	Director
Carl L. Patrick, Jr.	III	57	Director	Director
David Yu	III	53	Director/President	Chairman

Gerald L. Allison, became a director of the Company in April 1989, and also served as Vice Chairman of the Board of Directors of the Company from February 1990 to May 1992 and from April 1998 to April 2000. Mr. Allison is the CEO and Chairman of AJC International, Inc., a major Atlanta-based export and import trading company for food and agricultural products. Mr. Allison obtained his B.A. in Economics from Northern Illinois University and has been a resident of Atlanta since 1967.

Jose Ignacio Gonzalez, Chairman of the Company and Vice Chairman of the Bank since April 2002, has been a director of the Company since April 1998. He is Chairman of the Company's Executive Committee and also serves on the Loan, Audit, and Credit Risk Committees. Mr. Gonzalez is a founding partner for PanAmerican Logistics, LLC, a third party total logistics provider for the cut-flower industry. Mr. Gonzalez was recently appointed by Governor Perdue as the Executive Director of Hemisphere, Inc. to lead the campaign to attract the permanent Secretariat of the Free Trade Area of the Americas to the State of Georgia. He is the past president and CEO of PanAmerican Logistics, LLC and Perishables Group International JV, LLC, and is a founding partner of PanAmerican Transport, LLC. In 1992, he founded Arcoffee Corporation, an importer/wholesaler of premium coffee brands, and served as its President and CEO until 1997. Prior to 1992, Mr. Gonzalez served as the first Executive Director of the Atlanta Hispanic Chamber of Commerce.

Mr. Gonzalez received his Bachelor of Science degree in Management from Purdue University and his Masters in Business Administration from Mercer University. Mr. Gonzalez currently serves on the Advisory Board of The Carter Center and on the Boards of Directors of the Atlanta Convention & Visitors Bureau and the Georgia Foreign Trade Zone. He has served as Regional Chair on the national board of the United States Hispanic Chamber of Commerce, as well as Chairman of the Dekalb Chamber of Commerce and the Atlanta Hispanic Chamber of Commerce. He also served on the executive committee and board of the metro Atlanta Chamber of Commerce.

James S. Lai, Ph.D., was Chairman of the Board of Directors from April 2000 to April 2002, and has been a director of the Company since its inception in July 1987. He is currently the Chairman of the Company's a Credit Risk Management Committee and is also a member of the Company's Compensation, Audit, Asset-Liability, and Loan Committees. Dr. Lai is an Emeritus Professor of Civil Engineering at the Georgia Institute of Technology. He has served as Vice Chairman of the Bank from April 1996 to April 2002. Dr. Lai is the sole owner of Pavtec Engineering Technology, Inc. which specializes in engineering consulting. Dr. Lai was elected President of the Association of Chinese Scholars in the Southeastern United States in 1985. Dr. Lai received his Ph.D. from Brown University in 1967.

Nack Y. Paek, a director of the Company since its inception in July 1987, served as Chairman of the Board from May 1992 to April 1994. He currently serves as Chairman of the Company's Audit Committee and is also a member of the Asset-Liability, and Nominating Committees. He is President of Government Loan Service Corp. which specializes in originating and servicing SBA loans. Mr. Paek obtained a B.S. degree from Seoul National University and an M.B.A. from Northern Illinois University. His business experience includes management positions with Korea Explosive Manufacturing Co., Seoul, and Continental Insurance Co., Atlanta, where he was Director of Regional Auditing. From 1980 to 1990, Mr. Paek was sole owner of the local accounting firm of Nack Y. Paek, P.C. with its clientele being predominantly members of the Asian immigrant communities. Mr. Paek is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants.

Carl L. Patrick, Jr., has been a director since the inception of the Company in July 1987 and is also currently Chairman of the Company's Compensation Committee and is a member of the Audit, Asset-Liability, and Loan Committees. He served as Chairman of the Board of Directors of the Company from February 1990 to May 1992. Mr. Patrick is a lawyer and a certified public accountant (CPA) with degrees from Duke University, Georgia State University and the University of Georgia School of Law. As a CPA with Arthur Andersen & Co. and with Arthur Young & Co. for an aggregate of approximately ten years, Mr. Patrick had extensive exposure to the accounting and tax aspects of real estate, banking, small business, and international transactions. Mr. Patrick is a member of the American and Georgia Bar Associations. He is a director and principal shareholder of Carmike Cinemas, Inc. and Co-Chairman of PGL Entertainment Corporation, a local motion picture production company in Atlanta.

David Yu, is the founder and organizer of Summit Bank Corporation and The Summit National Bank. He served as President and CEO of the Company until December 1989, at which time he was elected Chairman of the Board of Directors of the Bank. Before organizing Summit Bank Corporation and The Summit National Bank, Mr. Yu worked for The Citizens and Southern National Bank and First National Bank of Atlanta. From 1976 to 1980, Mr. Yu was employed as an Assistant National Bank Examiner by the Office of the Comptroller of the Currency in Atlanta.

Mr. Yu is actively involved in civic and community activities. He is currently on the board of the Salvation Army, DeKalb Chamber of Commerce, Georgia Theatre of the Stars, Georgia Council for the Arts, Emory Board of Visitors, and a member of the Chinese American Lions Club of Atlanta. Presently, he is chairman of the International Village Cultural & Community Center. Also, Mr. Yu was recognized in Georgia Trend Magazine as one of the "100 Most Influential Georgians" in 2000.

Mr. Yu is founder and past Chairman of the Board of the Chinese Community Center. He also has served on the Board of the Atlanta Chamber of Commerce, Metro Atlanta Community Foundation, United Way, Zoo Atlanta, Arts and Business Council, Latin American Association and Leadership Atlanta. He also serves on the Georgia Human Relations Commission and Atlanta Sister Cities Commission. Mr. Yu received his MBA degree in International Business from Georgia State University and his BS degree in Business Administration from Virginia Commonwealth University.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.

The following persons are directors in the classes with terms expiring in 2005 and 2006.

Class I Directors - Term expires in 2005:

Aaron I. Alembik, 73, has been a director of the Company since its inception in July 1987 and is a former partner in the Atlanta law firm of Alembik and Alembik. From 1958 to 1997, he was active in the practice of real estate, business and corporate law. Mr. Alembik retired from his law practice in 1998. Mr. Alembik is also involved in the ownership, management and operation of numerous real estate ventures. Mr. Alembik, who was born in France, is a naturalized U.S. citizen, and has been a resident of Atlanta since 1957. Mr. Alembik is a graduate of the School of Foreign Service, Georgetown University and the National Law Center of George Washington University. Mr. Alembik is a member of the Georgia and Virginia Bar Associations.

Jack N. Halpern, 54, has been a director of the Company since its inception in July 1987 and served as Chairman from April 1998 through April 2000. He is currently the Chairman of the Company's Nominating Committee. Mr. Halpern is the President of Halpern Enterprises, Inc., an Atlanta-based owner, operator and manager of various commercial real estate ventures. His companies currently control in excess of three million square feet of retail space in the Atlanta area. In his capacity as a principal of Halpern Enterprises, Inc., Mr. Halpern has assisted numerous Asian and Hispanic immigrants in the establishment of retail businesses in the Atlanta area. Mr. Halpern holds degrees from Harvard University and the University of Georgia Law School. He is active in various civic organizations and is currently serving as President of the Jewish Federation of Greater Atlanta.

Sion Nyen (Francis) Lai, 49, has been a director of the Company since December 1987 and is currently a member of the Company's Loan and Compensation Committees. He has been President and principal shareholder of Fulton Beverage Center, Inc. since 1984. Prior to 1984, Mr. Lai worked with Hock Hua Bank Berhad in Sabah, Malaysia. Mr. Lai earned an Associates Degree from New York State University, and B.A. in Economics and M.B.A. degrees from Mercer University in Atlanta.

Shih Chien (Raymond) Lo, 59, has been a director of the Company since December 1987 and is a member of the Company's Compensation Committee. He is the President and principal shareholder of Lo Brothers Associates, an exporter of American hardwood and forest products. Prior to that, Mr. Lo was employed by Roberts and Company, architects, and by Portman and Associates. Mr. Lo earned a Masters Degree in Architecture from the Georgia Institute of Technology.

W. Clayton Sparrow, Jr., 57, Vice Chairman of the Company, has been a director of the Company since its inception in July 1987 and is currently a member of the Company's Compensation, Executive, and Credit Risk Management Committees. He is a partner in the national law firm of Seyfarth Shaw. Mr. Sparrow's corporate and business law practice includes the general counsel representation of domestic and multinational businesses, as well as mergers and acquisitions. His professional activities include membership in the American and International Bar Associations, the State Bar of Georgia, and past Chairman of the International Transactions Section and Director of the Atlanta Bar Association. Mr. Sparrow is a graduate of the Georgia Institute of Technology (BS Physics), Georgia State University (MBA Finance) and the University of Georgia Law School. He is a member of the Board of Advisors at the College of Sciences, Georgia Tech and is a past President of the Georgia State University Alumni Association. Mr. Sparrow has held Director and officer positions with the DeKalb Chamber of Commerce, the Japan-American Society, the Korea U.S. Chamber of Commerce, the Georgia State University Foundation, and the Georgia Tech Alumni Association. He retired from the U.S. Naval Reserve in the rank of Captain.

Pin Pin Chau, 64, has served as CEO of the Company since 1999. She has been President and Chief Executive Officer of the Bank since joining the Company in 1993. Prior to Summit, Ms. Chau was President and CEO of the United Orient Bank in New York City. She began her banking career in 1970 with National Westminster Bank, USA (now Fleet), where she remained until 1987. Her experience included, at various times, commercial lending, branch management, international lending and trade finance. Ms. Chau serves on the Executive Committees of the boards of the Atlanta College of Art and the Georgia Department of Industry, Trade and Tourism. Ms. Chau holds a B.A. degree from Coe College and an M.A. degree from Yale University. She is a graduate of the Stonier Graduate School of Banking and has completed graduate courses in accounting from the Stern School of Business at New York University.

Class II Directors - Term expires in 2006:

Peter M. Cohen, 56, has been a director of the Company since its inception in July 1987 and served as Vice Chairman of the Board of Directors and Secretary of the Company from December 1987 until February 1990. He currently serves on the Company's Executive Committee. From 1984 until 2003, Mr. Cohen was President of Trident Corporate Services Inc., a member of the Trident Trust Group, which provides international corporate, trust & mutual fund administration services to foreign and U.S. clients. He is currently President of IF Consulting Services, LLC.

Mr. Cohen has practiced as an attorney both abroad and in the U.S. He was associated with the Atlanta-based office of the Wildman, Harrold, Allen, Dixon & Branch law firm from 1980 until 1984 and is a member of the Atlanta, Georgia, American and International Bar Associations. Mr. Cohen also has been a member of the adjunct faculty of Emory Law School in the areas of international law and international tax. Mr. Cohen, who is a naturalized citizen, holds degrees from Rhodes University, the University of Stellenbosch Law School and University College, University of London.

Donald R. Harkleroad, 60, has been a director of the Company since its inception in July 1987 and is President of The Bristol Company and its subsidiaries, a diversified investment and management holding company with interests in finance, food, technology, and natural resources. Mr. Harkleroad is a graduate of the University of Georgia and of New York University School of Law, where he was Editor-in-Chief of The Journal of International Law & Politics and is a Weinfeld Associate. Mr. Harkleroad is past Chairman of the International Law Section and of the Corporation and Banking Law Section of the State Bar of Georgia, as well as Chairman of the Taxation Committee of the American Bar Association's Business Law Section, and has served for several years as Adjunct Professor of Law at Emory Law School, teaching in the areas of corporate, partnership, and tax law. He is a director of the Society of International Business Fellows and a member of the World Economic Forum.

Shafik H. Ladha, 57, has been a director of the Company since February 1988 and served as Vice Chairman of the Company from April 1994 to April 1996. Mr. Ladha serves on the Company's Credit Risk Management Committee. Mr. Ladha is the Chairman/CEO of Ladha Holdings, Inc., a closely held business, and its subsidiaries, including the Petroleum Group, LLC. Mr. Ladha has served for four years as Chairman of the Aga Khan Foundation, USA National Committee (which is part of the global Aga Khan Development Network). He also served on the Board of Governors of the International Club of Atlanta.

Paul C.Y. Chu, 53, has been a director of the Company since May 1993 and is the Chairman of the Novax Group of computer software development companies. Novax was organized to provide financial management software such as accounting and point of sale for specific vertical market applicators. Trained as an attorney at law and certified public accountant, Mr. Chu spent three years from 1976 to 1979 with Ernst & Young as an auditor and tax consultant. From 1980 to 1983, he worked for Amerex Trading Co. as President in charge of its Taiwan operation. From 1983 to 1987 he served as chief of investments for the Ministry of Economic Affairs of Taiwan responsible for attracting foreign investments. Mr. Chu received his Juris Doctor degree from Pace University Law School and his MBA in finance from Columbia University Business School. He graduated from Soochaw University in Taiwan with a B.A. in Economics.

Howard H. L. Tai, 72, has been a director of the Company since its inception in July 1987 and served as Executive Vice President of the Company from October 1987 until September 1988. Mr. Tai has been an Atlanta-based real estate investor since 1981. Mr. Tai is a graduate of the College of Law of the National University of Taiwan and holds a master of law degree from Waseda University of Tokyo, Japan. His prior business experience includes serving as Executive Vice President of Shin-kong Synthetic Fibers Corporation located in Taiwan, the Republic of China.

Other Executive Officers of the Company:

H.A. Dudley, Jr., 55, has served as Executive Vice President and Chief Lending Officer of the Bank since joining the Bank in January 1991 and was elected Executive Vice President of the Company in April 1995. Prior to joining the Bank, Mr. Dudley was a Vice President of Wachovia Bank, N.A. where he served from 1983 to 1991 as a District Manager in the Atlanta Retail Bank. Mr. Dudley received his B.S. in Business Administration from Auburn University.

Gary K. McClung, 48, has served as Executive Vice President, Chief Financial Officer and Secretary of the Company, and as Executive Vice President and Chief Financial Officer of the Bank since joining the Bank in April 1992. Prior to joining the Company, Mr. McClung served as the Senior Vice President/Chief Financial Officer of Fidelity National Bank and Fidelity National Corporation, its parent holding company, in Decatur, Georgia from 1986 to 1992. Mr. McClung received his B.S. in Business Administration/Accounting from West Virginia State College and is a graduate of the Graduate School of Banking at Louisiana State University.

RELATED PARTY TRANSACTIONS

Certain officers and directors of the Company and their affiliates, including corporations and firms of which they are officers or in which they and/or their families have an ownership interest, have deposit accounts with the Bank and may have other transactions with the Company or the Bank, including loans from the Bank, in the ordinary course of business. In the opinion of the Board of Directors of the Company, the terms of all of the transactions with such persons and entities were no less favorable to the Company and the Bank than terms available in comparable transactions from others, and such terms were as favorable as terms that could have been obtained in arms length transactions with independent third parties. The Company and the Bank expect to have such transactions on similar terms with their directors, executive officers and their affiliates in the future. All commitments, loans or other extensions of credit made by the Bank or the Company to officers, directors, and principal shareholders of the Company and to affiliates of such persons have been made in the ordinary course of business on terms, including interest rates and collateral, deemed by the Bank or the Company to be substantially the same as those prevailing at the time for comparable transactions with independent third parties and do not involve more than the normal risk of collectibility or present other unfavorable features. There were no loans outstanding by the Bank to the Company's directors, executive officers, or their affiliates as of December 31, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by regulation to furnish the Company copies of all Section 16(a) reports they file. Two Form 4 reports were not filed timely during 2003 with respect to three transactions by Mr. Aaron Alembik in February and May. Apart from the foregoing, to the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2003, all of the Company's directors, executive officers and beneficial owners of over 10% of the Company's outstanding common stock filed all required forms on time.

BOARD COMMITTEES AND MEETINGS

Audit Committee

The Company has an Audit Committee of the Board of Directors consisting of Nack Y. Paek (Chairman), Carl Patrick, Jose Gonzalez, and James Lai. The Audit Committee's functions include (1) engaging, overseeing, retaining and compensating the independent auditors in determining the scope of their services; (2) monitoring the independence of the independent auditors; (3) pre-approving all audit and allowable non-audit services to be provided by the independent auditors; (4) determining that the Company has adequate administrative, operating and internal accounting controls and that it is operating in accordance with prescribed procedures; and (5) serving as an independent party in the review of the Company's financial information prior to its distribution to the Company's shareholders and the public. A copy of its charter is attached as Appendix A.

The Board of Directors has determined that each Audit Committee member is independent in accordance with Nasdaq Stock Market and Securities and Exchange Commission ("SEC") regulations. None of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that Messrs. Nack Paek and Carl Patrick, Jr. meet the criteria specified under applicable SEC regulations for an "audit committee financial expert" and that all of the Committee members are financially sophisticated in accordance with Nasdaq Stock Market Standards.

Nominating Committee

The Company has a Nominating Committee, consisting of Jack Halpern (Chairman), Donald Harkleroad, Howard Tai, W. Clay Sparrow, Jr., and Shih Chien Lo. Each of the Committee members is independent under Nasdaq Stock Market listing standards. The Committee has a charter which is attached as Appendix B.

The Company's By-Laws provide that shareholders wishing to nominate directors for election may do so by sending a written notice to the President of the Company not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such nominees shall be mailed or delivered to the President of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain, to the extent known to the shareholder, (1) the name and address of each proposed nominee, (2) the principal occupation of each proposed nominee, (3) the total number of shares of capital stock of the Company that will be voted for each proposed nominee, and (4) the name and residence address of the notifying shareholder. Nominations not made in accordance with this procedure may be disregarded by the chairperson of the meeting in his/her discretion, and upon his/her instructions, the vote teller may disregard all votes cast for each such nominee.

The Committee has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of the bank, and professionals in the financial services and other industries. Similarly, the Committee does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee's business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the Committee deems relevant.

Compensation Committee

The Company's Compensation Committee consists of Carl L. Patrick, Jr. (Chairman), Dr. James S. Lai, Jose Gonzalez, W. Clayton Sparrow, Jr., and Shih Chien (Raymond) Lo. Each of the members of the Compensation Committee is independent under Nasdaq Stock Market listing standards. This Committee reviews the compensation of the Chief Executive Officer and senior officers of the Company and the Bank.

In 2003, the Board of Directors of the Company met four times, the Board of Directors of the Bank met thirteen times, the Audit Committee met ten times, the Nominating Committee met once, and the Compensation Committee met five times. During 2003, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which he or she served, except for Mr. Paul Chu. The Company does not have a policy regarding director attendance at annual shareholders' meetings. Sixteen of the eighteen Company's directors attended the 2003 annual meeting of shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to the audit of the Company's 2003 audited consolidated financial statements:

Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the Company's December 31, 2003 consolidated financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2003 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

Nack Y. Paek, Chairman         Carl L. Patrick, Jr.         Jose Gonzalez         James Lai, Ph.D.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

During 2003, each non-employee director received an attendance fee of $500 for each meeting of the Board of Directors of the Company and $800 for each meeting of the Board of Directors of the Bank, as well as a fee of $250 for each Loan Committee, and $200 for each Credit Risk Management, Asset-Liability, or Audit Committee meeting attended. The Company's chairman received an additional $500 per meeting of the Board of Directors of the Company, and the committee chairmen received an additional $100 per committee meeting. A director who is an employee of the Company or the Bank receives no fees or other compensation for serving as a director, or as a member of a Board Committee, from either the Company or the Bank. Pursuant to this compensation arrangement, total fees of $28,500 were paid to Company directors, and total fees of $114,200 were paid to Bank directors in 2003.

Executive Compensation

The following table shows the compensation paid by the Company during the years ended December 31, 2003, 2002, and 2001, to the Company's Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 in combined salary and bonus during the year ended December 31, 2003. We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under Securities and Exchange Commission regulations.

SUMMARY COMPENSATION TABLE
		Annual Compensation		Long-Term Compensation Awards
Name and Principal Company or Bank Position	Year	Salary	Bonus	Securities Underlying Options/SARs	All Other Compensation
Pin Pin Chau	2003	$165,000	$154,920	--	$8,525(1)
Chief Executive Officer of the	2002	156,630	260,000	--	8,317(1)
Company; President and Chief	2001	156,630	--	1,200	8,316(1)
Executive Officer of the Bank

David Yu	2003	137,725	77,460	--	3,468(2)
President of the Company;	2002	132,120	130,000	--	3,303(2)
Chairman of the Bank	2001	132,120	--	1,200	3,303(2)

Gary K. McClung	2003	117,650	77,460	--	2,941(2)
Executive Vice President and	2002	111,000	130,000	--	--
Chief Financial Officer	2001	111,000	--	1,200	1,966(2)
of the Company and the Bank

H.A. Dudley, Jr.	2003	115,150	77,460	--	2,879(2)
Executive Vice President	2002	107,700	130,000	--	2,693(2)
of the Company and the Bank	2001	107,700	--	1,200	2,693(2)

(1) Consists of $4,400 in life insurance premiums paid by the Company each year and 401(k) contributions paid by the Company of $4,125, $3,917, and $3,916 in 2003, 2002 and 2001, respectively.
(2) Consists of 401(k) contributions paid by the Company

Stock Option Grants

There were no stock options or stock appreciation rights granted to any executive officer listed in the Summary Compensation Table during the year ended December 31, 2003.

Option Exercises and Holdings

The following table sets forth information with respect to the executive officers listed in the Summary Compensation Table concerning options exercised and unexercised options held as of the end of 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 2003 Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 2003 Year End(1) Exercisable/Unexercisable
Pin Pin Chau	--	--	0/0	0/0
David Yu	--	--	0/0	0/0
Gary K. McClung	--	--	12,000/0	$195,600/0
H.A. Dudley, Jr.	--	--	12,000/0	$195,600/0
(1) Based on the quoted market value per share of the Company's common stock on December 31, 2003 of
$16.30 per share. The exercise price on all unexercised options ranges from $6.88 to $6.98 per share.

Severance Agreements

The Company has severance agreements with each of its four executive officers. The agreements generally provide that in the event of involuntary termination or a change in the executive's position or compensation resulting from a change in the control of the Company due to a merger, consolidation or reorganization, each executive would be entitled to receive an amount equal to 100% of the executive's annual base salary. These agreements have continuing three-year terms.

Compensation Committee Interlocks and Insider Participation

The Company's Compensation Committee consists of Carl L. Patrick, Jr. (Chairman), Dr. James S. Lai, Gerald L. Allison, W. Clayton Sparrow, Jr., and Sion Nyen (Francis) Lai. No member of the Compensation Committee has served as an executive officer of the Company, and no executive officer of the Company has served as a director or member of the Compensation Committee of any other entity of which a member of our Compensation Committee has served as an executive officer.

COMPENSATION COMMITTEE REPORT

Introduction

Under rules established by the Securities and Exchange Commission, a company must provide certain data and information regarding the compensation and benefits provided to its most highly compensated executive officers, but no disclosure is required for any executive officer, other than the Chief Executive Officer, whose total annual salary and bonus does not exceed $100,000. The disclosure requirements for the executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals. The Compensation Committee of the Company has prepared the following report for inclusion in this Proxy Statement in response to such requirements.

The Company's Compensation Committee either approves or recommends to the applicable Board of Directors payment amounts and award levels for executive officers of the Company and the Bank. The report reflects the Company's compensation philosophy as endorsed by the Bank's and Company's Board of Directors and the Company's Compensation Committee, and actions taken by the Company for the reporting periods shown in the compensation tables supporting the report.

Compensation Committee Report

General

The Compensation Committee of the Company is composed of five independent, non-employee directors who have no "interlocking" relationships as defined by applicable regulations. The Compensation Committee fully supports the Company's philosophy that the relationship between pay and individual performance is the cornerstone of the salary administration program, and that the reward of consistent, superior performance is equally important to the control of salary expense in the management of the Company's operating overhead. Pay for performance relating to executive officer compensation in these areas is based not only on individual performance and contributions but also on total Company performance relative to profitability and shareholder interests. The Compensation Committee makes recommendations to the Board of Directors: (1) to ensure that a competitive and fair total compensation package is provided to the directors and executive officers in order to recruit and retain quality personnel, (2) to ensure that written performance evaluations are made not less frequently than annually, and (3) periodically to review and revise salary ranges and total compensation programs for directors and executive officers using information provided by current surveys of peer group market salaries for specific jobs.

Base Salary and Increases

The Company's general philosophy is to provide base pay competitive with other banks and bank holding companies of similar asset size in the Southeast. In establishing executive officer salaries and increases, the Compensation Committee considers individual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the Chief Executive Officer (except as to her own salary) and approved by the Compensation Committee using performance results documented and measured annually through a formal evaluation process. Information regarding salaries paid by other financial institutions is obtained through formal salary surveys and other means and is used in the decision process to ensure competitiveness with the Company's peers and competitors.

Annual Cash Incentives

The Company utilizes cash incentives to better align pay with individual and Company performance. Funding for the Cash Incentive Plan depends on the Company's first attaining defined performance thresholds for return on average equity, asset growth and net income growth. These performance thresholds promote a group effort by all key managers. Once these thresholds are attained, the Compensation Committee, based in part upon recommendations from the Chief Executive Officer (except as to her own award), may approve awards to those officers who have made superior contributions to Company profitability as measured and reported through individual performance goals established at the beginning of the year. Market information regarding salaries will be used to establish competitive rewards that are adequate to motivate strong individual performance during the year.

Long-term Incentives

Another major objective of the Compensation Committee is to reward executives for increasing shareholder value by providing them with opportunities to earn and acquire a meaningful ownership interest in the Company. Toward that end, the Committee grants stock-based incentive awards under the Company's 1998 Employee Incentive Stock Plan, subject to adjustment as provided in the Plan. Because the value of stock options and other stock awards is determined by the price of the Company's common stock, the Committee believes these awards benefit shareholders by linking a potentially significant portion of executive pay to the performance of the common stock. In addition, the Plan assists the Company in attracting and retaining key employees and providing a competitive compensation opportunity. Awards to executive officers under the Plan are granted based on the Committee's subjective assessment of the executive's contributions to the Company's performance and to the degree to which compensation in the form of a long-term incentive is likely to produce improved earnings, return on equity and assets and other measures of Company performance. In 2003, the Compensation Committee did not issue any stock options to any executives. On January 27, 2004, the Committee granted options to purchase 1,500 shares of common stock (adjusted for the February, 2004 three for two stock split) to each of the four executive officers of the Company

Chief Executive Officer Compensation

The Compensation Committee formally reviews the compensation paid to the Chief Executive Officer of the Company and of the Bank each year. Changes in base salary and the awarding of cash incentives are based on overall financial performance and profitability related to objectives stated in the Company's strategic performance plan and the initiatives taken to direct the Company. Information from Proxy Statement surveys is used in formulating recommendations regarding changes in the Chief Executive Officer's compensation to ensure her total compensation is comparable with industry peers.

After review of market information, specific accomplishments and the financial performance of the Company, the Committee increased the base salary of the Chief Executive Officer of the Company and the Bank to $173,250 from $165,000, effective February 1, 2004. The Committee also awarded her a bonus of $154,920 for 2003 and granted her 1,500 options to purchase stock, as described under Long-term Incentives above, based on the Company's attainment of designated thresholds under the Cash Incentive Plan and her contributions to the Company's profitability during that year.

$1 Million Deduction Limit

At this time, the Company does not appear to be at risk of losing deductions under the $1 million deduction limit on executive pay established under Section 162(m) of the Internal Revenue Code of 1986. As a result, the Committee has not established a policy regarding this limit.

Summary

In summary, the Company's overall executive compensation program is designed to reward managers for superior individual, Company and share value performance. The executive compensation program incorporates a shareholder point of view in several different ways. The Compensation Committee monitors the various program guidelines and may adjust these as it deems appropriate. The Compensation Committee believes that the compensation of the Company's officers and employees, including the executive officers, is reasonable and competitive with compensation paid by other financial institutions of similar size and financial performance. The Company's total personnel expense (which includes base salaries, cash bonuses, 401(k) matching contributions, health care coverage and all other benefits) as a percentage of average assets was 1.51% for the year ended December 31, 2003.

Carl L. Patrick, Jr.(Chairman)         Gerald L. Allison         James S. Lai, Ph.D.

Sion Nyen (Francis) Lai         W. Clayton Sparrow, Jr.

PERFORMANCE GRAPH

The following line graph compares the cumulative, total return on the Company's common stock from December 31, 1998 to December 31, 2003, with that of the Nasdaq Composite Index (an average of all stocks traded on the Nasdaq Stock Market), and with that of the SNL Bank Index, provided by SNL Securities, LP, for our peer group (an average of all banks in the Southeast with assets more than $250 million but less than $500 million). Cumulative, total return represents the change in stock price and the amount of dividends received over the indicated period assuming the reinvestment of dividends.

		Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Summit Bank Corporation	100.00	73.53	108.70	114.89	215.39	290.89
Nasdaq - Total US	100.00	185.95	113.19	89.65	61.67	92.90
Summit Bank Corporation Peer Group*	100.00	95.62	85.27	110.95	132.95	202.74

*The Summit Bank Corporation Peer Group consists of banks in the southeast region that trade on the major exchanges with total assets from $250M to $500M.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 12, 2004, the number of shares of common stock of the Company beneficially owned by each person known to the Company to own more than 5% of the outstanding shares of common stock, by each director and executive officer of the Company, and by all of the directors and executive officers of the Company as a group. Except where otherwise indicated, each individual has sole voting and investment power over the common stock listed by his or her name.

Information relating to beneficial ownership of common stock by directors is based upon information furnished by each person and upon "beneficial ownership" concepts set forth in rules under the Securities Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest.
Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class Beneficially Owned (1)

Directors
Jose I. Gonzalez	900		*	%
W. Clayton Sparrow, Jr.	45,000		*
Pin Pin Chau	85,200	(2)	1.50
David Yu	199,206	(3)	3.50
Aaron I. Alembik	98,010	(4)	1.72
Gerald L. Allison	30,966		*
Paul C.Y. Chu	418,275	(5)	7.35
Peter M. Cohen	55,953		*
Jack N. Halpern	144,000	(6)	2.53
Donald R. Harkleroad	96,480	(7)	1.69
Shafik H. Ladha	47,550	(8)	*
James S. Lai	72,000		1.26
Sion Nyen (Francis) Lai	63,000	(9)	1.11
Shih Chien (Raymond) Lo	9,747		*
Nack Y. Paek	29,160		*
Carl L. Patrick, Jr.	140,364	(10)	2.46
Howard H.L. Tai	39,000		*

Non-Director Executive Officers
H.A. Dudley, Jr.	37,500	(11)	*
Gary K. McClung	23,604	(12)	*

Other 5% Shareholders
Heartland Advisors, Inc.	300,000		5.27
Jui-Hui Huang	468,360	(13)	8.22

All directors, executive officers and other 5%
shareholders as a group (21 in total)	2,404,275	(14)	42.22%

* Represents less than one percent of the outstanding shares

  Based on 5,694,604 shares outstanding as of March 12, 2004, and in the case of beneficial owners who hold options for shares exercisable within 60 days of March 12, 2004, includes as outstanding the number of shares subject to such options.
  Includes 26,760 shares held by Ms. Chau and her husband and 1,500 shares subject to options received under the Company's Stock Incentive Plan.
  Represents 171,066 shares held by Mr. Yu and his wife, 26,640 shares held by his children, and 1,500 shares subject to options received under the Company's Stock Incentive Plan.

  Includes 22,968 shares held by Mr. Alembik's wife and 7,200 shares in a trust for which Mr. Alembik and his wife have voting power.
  Includes 215,000 shares held by May Foong Corporation, of which Mr. Chu is President. Mr. Chu's address is 371 Knollwood Road Ext., Elmsford, New York.
  Includes 90,000 shares held by Halpern Enterprises of which Mr. Halpern is President.
  Includes 91,800 shares held by Bristol Summit Company and 4,320 shares held by The Bristol Company, both of which Mr. Harkleroad is President.
  Represents shares held by Ladha Holdings Inc., of which Mr. Ladha is President.
  Includes 63,000 shares held by U.S. Pacific Investment Group, of which Mr. Lai is President.
  Includes 720 shares held by Mr. Patrick's wife and 1,062 shares held by his child.
  Includes 1,500 shares subject to options received under the Company's Stock Incentive Plan.
  Includes 1,500 shares subject to options received under the Company's Stock Incentive Plan.
  Represents 90,360 shares held by Mrs. Huang, 108,000 held by the estate of Daniel Huang, former director, of which Mrs. Huang is Executrix, and 270,000 shares in three trusts for which Mrs. Huang holds joint voting authority. Mrs. Huang's address is 5500 Chelson Wood Drive, Duluth, Georgia.
  Includes 6,000 shares subject to stock options received under the Company's Employee Stock Incentive Plan exercisable within 60 days.

INDEPENDENT AUDITORS

KPMG LLP, Atlanta, Georgia, acted as the Company's principal independent certified public accountants for the fiscal year ended December 31, 2003. Representatives of KPMG LLP are expected to be present at the Shareholders' Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The following table sets forth the aggregate fees billed in the years indicated by KPMG LLP for professional services:

Category	2003	2002

Audit Fees	$104,600	$100,000
Tax Fees (1)	--	11,550
All Other Fees (2)	61,815	86,250

Total	$166,415	$197,800

(1) Represents fees paid for tax return preparation and tax consulting. Fees for services provided in 2003 were billed and subsequently paid in 2004.
(2) Represents fees paid for consulting services related to the establishment of a real estate investment trust

The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company's principal accountants.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Proposals

Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company no later than November 26, 2004, to be included in the 2005 proxy materials. A shareholder must notify the Company before February 9, 2005 of a proposal for the 2005 Annual Meeting which the shareholder intends to present other than by inclusion in the Company's proxy material. If the Company does not receive such notice prior to February 9, 2005, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter.

Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and sending it to the Secretary of the Company at the Company's principal office at 4360 Chamblee Dunwoody Road, Suite 300, Atlanta, Georgia 30341. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Proxy Solicitation Costs

The Company will pay the cost of soliciting proxies for the 2004 Annual Meeting. In addition to the solicitation of shareholders of record by mail, telephone, facsimile or personal contact, the Company will contact brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of common stock. These holders, after inquiry by the Company, will provide information concerning the quantities of proxy materials and 2003 Annual Reports they need to supply these items to beneficial owners; and the Company will reimburse them for the reasonable expense of mailing proxy materials and 2003 Annual Reports to such persons.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matters come before the meeting, the persons named in the enclosed proxy intend to vote on such matters in accordance with their judgment.

____________________

The Company will furnish to its shareholders without charge (other than for exhibits) a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Requests should be made to Summit Bank Corporation, 4360 Chamblee Dunwoody Road, Suite 300, Atlanta, Georgia, 30341, Attention: Gary McClung, Secretary. The report can also be obtained through our website at www.summitbk.com by accessing the investor relations page .

By Order of the Board of Directors,

/s/ Gary K. McClung
Gary K. McClung
Secretary

March 26, 2004

Appendix A

SUMMIT BANK CORPORATION

AUDIT COMMITTEE CHARTER

Authorization of the Audit Committee

The Board of Directors (the "Board") of Summit Bank Corporation (the "Company") has established the Audit Committee of the Board to oversee the Company's accounting and financial reporting processes and the audits of its financial statements. The Committee will carry out the duties and responsibilities assigned to the Audit Committee under the applicable securities laws and the rules and regulations of the Nasdaq Stock Market or other national securities exchange(s) on which the Company's common stock is listed (the "Applicable Exchange") and will further assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and the independent auditors. The Audit Committee's performance and composition shall at all times be subject to, and in compliance with, Section 10A of the Securities Exchange Act of 1934 (the "Exchange Act").

Members of the Audit Committee

The Audit Committee shall be comprised of at least three directors, each of whom shall satisfy the criteria for independence set forth under Rule 10A-3(b)(1) under the Exchange Act and Rule 4200(a)(15) promulgated by the Nasdaq Stock Market (or any Applicable Exchange). Specifically, an independent director (1) may not be compensated by the Company in any capacity other than as a Board or committee member (subject to any limited exceptions permitted under Nasdaq Stock Market or Applicable Exchange rules) and (2) may not be an "affiliated person" (as defined in such rules) of the Company or any of its subsidiaries. In addition, each member shall have the ability to read and understand fundamental financial statements, including the balance sheet, income statement and statement of cash flows. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in his or her financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. No Committee member may have participated in the preparation of the financial statements of the Company or any current subsidiary during the three years prior to his or her appointment to the Committee.

The members of the Audit Committee shall be appointed by the Board. A director that serves on the audit committees of more than three public companies (including the Company) may serve on the Audit Committee only if the Board affirmatively determines that the director is able to effectively serve on the Audit Committee.

All members of the Audit Committee shall be independent of the management of the Company and free of any relationship that, in the judgment of the Board, would interfere with their exercise of independent judgment as Audit Committee members. However, in exceptional and limited circumstances, one director who (i) is not independent within the meaning of the Nasdaq Stock Market or Applicable Exchange rules, (ii) meets the criteria set forth in Section 10A(m)(3) of the Exchange Act, (iii) is not a current officer or employee of the Company, (iv) is not related by blood, marriage or adoption to an officer or employee of the Company, and (v) does not reside with an officer or employee of the Company, may be appointed to the Audit Committee if the Board determines that membership is required by the best interests of the Company and its shareholders. A member appointed under this exception may not serve longer than two years and may not chair the Audit Committee. The Board must make any affirmative determinations concerning the issue of independence of any director required under the rules and regulations of the Applicable Exchange.

No Audit Committee member shall have an interest in the Company that would have a material adverse effect on his or her ability to act on behalf of all the shareholders of the Company.

If there is any basis for believing an Audit Committee member is not independent, the facts and circumstances should be reported to the General Counsel of the Company and the Board, and no action should be taken until the Board has determined that the Audit Committee member is truly independent.

No Audit Committee member may vote on any matter in which he or she, directly or indirectly, has a material interest.

Responsibilities of the Audit Committee

Scope of Responsibility

The Audit Committee shall be directly responsible for the appointment and dismissal, compensation, and oversight of the Company's independent auditors, and may not delegate any of such responsibilities to others. The Audit Committee shall oversee the Company's accounting and financial reporting processes and the audits of its financial statements. Toward that end, it will (1) review the Company's financial information that will be provided to its shareholders, the Securities and Exchange Commission and analysts, (2) work with management to establish, subject to the approval of the Board, the systems of internal controls, (3) review the systems of internal controls and reports of variance from those controls, (4) review all audit processes and results of internal audits, and (5) review the Company's accounting, reporting and financial practices.

The Audit Committee shall periodically report to the Board on (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the Company's internal audit function and the Company's independent auditors. The Audit Committee shall also prepare the report of the Audit Committee to be included in the Company's annual proxy statement.

The responsibilities of a member of the Audit Committee are in addition to his or her responsibilities as a member of the Board. The Audit Committee does not prepare financial statements on behalf of the Company or perform the Company's audits, and its members are not the Company's auditors and do not certify the Company's financial statements. These functions are performed by the Company's management and independent auditors.

In addition to the matters set forth herein, the Audit Committee shall perform such other functions as are required by law, the Company's Articles of Incorporation or Bylaws, or the Board.

Responsibilities and Duties

The Audit Committee:

    Shall meet at the request of the Chief Financial Officer or the independent auditor and shall meet at least once every quarter in regular session, or more frequently as circumstances dictate;

    Shall meet with the Chief Financial Officer separately at least annually to review the accounts of the Company;

    Shall meet with the Internal Auditor separately at least once every quarter;

    Shall meet with the independent auditors separately at least once every quarter;

    Shall recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K;

    Shall prepare the Audit Committee report to be included in the Company's annual proxy statement;

    May conduct or authorize investigations into any matters within its scope of responsibilities;

    Shall review and discuss earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

    Shall review and discuss with management the policies and guidelines for risk assessment and management;

    Shall review the terms of all related party transactions;

    May take any other action permitted by applicable laws, rules, and regulations necessary to accomplish any action authorized by this Charter or to further the goals of the Audit Committee as set forth in this Charter; and

    Shall report its actions and any applicable funding requirements to the Board.

Meetings may be held in person or by telephonic means at the discretion of the chair of the Audit Committee.

Assistance from Others

The Audit Committee may request reports from the Chief Executive Officer, the Chief Financial Officer, or the Comptroller. The Audit Committee may retain (and determine the funding for) experts to advise or assist it, including outside counsel, accountants, financial analysts or others, and the Company shall provide sufficient funding therefor.

Relationships with Independent Auditors

In order to retain independent outside auditors to review the records and accounts of the Company, the Audit Committee shall:

    Have the sole authority to appoint (and dismiss) independent auditors to conduct Company audits or to perform permissible non-audit services, with the independent auditors ultimately accountable to the Audit Committee with respect to audit and related work and to oversee the performance of services by the independent auditors;

    Review the independent auditors' scope and audit plan prior to the commencement of the audit;

    Determine the scope of the audit and the associated fees to be paid to the independent auditors (for both audit and permissible non-audit work);

    Obtain required reports pursuant to Independent Standards Board Standard 1, actively engage in a dialogue with the independent auditors regarding disclosed relationships or services that may affect the objectivity and independence of the auditors, and take, or recommend that the Board take appropriate action to oversee the independence of the Company's auditors.

In its review of the independent auditors, the Audit Committee shall:

    Review the qualifications and experience of senior members of the audit team;

    Ensure that the independent auditors provide the Audit Committee (for their review) with timely reports of (1) all critical accounting policies and practices, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, effects of using such alternatives, and the treatment preferred by the independent auditing firm, and (3) other material written communications between the independent auditor and management;

    Review the independent auditors' reports on the adequacy of the Company's internal controls, including computerized information system controls and security; and

    Obtain and review annually a report by the independent auditors describing (1) the auditing firm's internal quality control procedures, (2) any material issues raised by its most recent quality control review or investigation within the preceding five years and steps taken to resolve those issues, and (3) all relationships between the independent auditors and the Company.

Prior to the release or filing thereof, the Audit Committee shall review documents containing the Company's financial statements, including the interim financial reports and filings with the SEC or other regulators. The Audit Committee shall specifically review:

    With the independent auditors and management, their processes for assessment of material misstatements, identification of the notable risk areas, and their response to those risks;

    With the management and the independent auditors, the Company's annual and quarterly financial statements and related footnotes as well as all of the Company's securities filings containing financial information about the Company prior to their filing and release, paying particular attention to disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

    The independent auditors' audit of and report on the financial statements;

    With the independent auditors, any additions or changes in auditing or accounting principles suggested by the independent auditors, management, or the internal auditors;

    With the independent auditors, the management letter provided by the independent auditors and the Company's response;

    The independent auditor's qualitative judgement about the appropriateness, and not just the acceptability, of accounting principles, use of estimates, basis for determining the amounts of estimates, and financial disclosures;

    With the independent auditors, any significant difficulties or disputes with management encountered during the course of the audit or significant changes to the audit plan;

    Any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company and their related risks;

    With management and the independent auditors, the effect of regulatory and accounting initiatives as well as accounting principles and their alternatives that have a significant effect on the Company's financial statements;

    Any transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, or that are relevant to an understanding of the Company's financial statements;

    Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards (SAS) 61, amended by (SAS) 90 relating to the conduct of the audit, and

    Any other matters related to the annual Company audit, including those matters that are required to be communicated to the Audit Committee under applicable law and generally accepted auditing standards.

Approval of Services Provided by Independent Auditors

The Audit Committee shall approve any audit services and any permissible non-audit services prior to the commencement of the services as set forth in the Act. In making its pre-approval determination, the Audit Committee shall consider whether providing the non-audit services are compatible with maintaining the auditors' independence. If this pre-approval is delegated to an independent Audit Committee member or members, such member or members shall present a report of his or her decisions at the next scheduled Audit Committee meeting.

Prohibited Non-Audit Services

The following services may not be provided by the independent auditors contemporaneously with the audit:

    Bookkeeping or other services related to the accounting records or financial statements of the Company,

    Financial information systems design and implementation,

    Appraisal or valuation services, fairness opinions, or contribution-in-kind reports,

    Actuarial services,

    Internal audit outsourcing services,

    Management functions or human resources,

    Broker or dealer, investment adviser, or investment banking services,

    Legal services and expert services unrelated to the audit, and

    Any other service that the Public Company Accounting Oversight Board determines is impermissible.

Relationships with the Internal Audit Function

The Audit Committee shall:

    Be solely and directly responsible for the appointment, replacement, reassignment, or dismissal of the Company's internal auditors and shall ensure that others may not terminate an internal auditor without the Audit Committee's consent;

    Confirm the independence of the individual or firm responsible for the Company's internal audit function;

    Establish procedures to assess the effectiveness and performance of the internal auditors;

    Take steps that are, in the sole judgment of the Audit Committee, reasonable or necessary to ensure that the internal auditors are independent and the compensation and benefits allocated to the internal auditors are not subject to review or termination without the consent of the Audit Committee.

The Audit Committee shall consider and review with Senior Management and the Internal Auditor:

    The Company's process for the internal control structure and procedures for financial reporting;

    The results of internal audits, management recommendation letters, reports of variance from the Company's internal controls, and report of the internal auditors;

    Significant findings during the year and management's responses to them;

    Significant difficulties encountered during the course of their audits, including any restrictions on the scope of their work or access to required information;

    Changes required in the planned scope of their audit plan; and

    The internal auditing department's compliance with applicable professional standards and practices.

Oversight of Corporate Compliance Function

The Audit Committee shall:

    Discuss significant risk exposures periodically with the independent auditors, management, and internal audit officers;

    Review the steps and programs that management and the internal auditors have taken to identify, monitor, control and report such exposures;

    Establish procedures whereby employees can confidentially and anonymously submit to the Audit Committee concerns or issues regarding the Company's accounting or auditing matters;

    Establish procedures for the receipt, retention, and treatment of complaints regarding accounting or auditing matters, including their controls;

    Discuss with the independent auditors whether they believe or have any reason to believe that an illegal act has occurred, regardless of whether they believe it will materially affect the Company's financial statements;

    Review any transactions with related parties and the procedures used to identify related parties;

    Periodically require management, the Internal Auditor, and the independent auditors to review and report and comment on significant Company risks or exposures and actions to minimize such risks or exposures;

    Review the Company's Code of Ethics for Senior Financial Officers and recommend any changes or additions;

    Discuss periodically with management and evaluate the effectiveness of the program that management establishes to monitor compliance with the Company's Code of Ethics for Senior Financial Officers and laws and regulations;

    Review with management the Company's policies and the management's tone to assess their effectiveness in encouraging the reporting of potential illegalities and questionable accounting or auditing matters;

    Review management recommendations to the Board for changes that reflect changes in law or policy;

    Review with the Company's outside legal counsel any legal matters that may materially affect the Company; and

    Consider any emerging issues that the Audit Committee should become involved with in the future.

Audit Committee Formalities and Charter

The Audit Committee shall:

    Review and reassess annually the adequacy of this Audit Committee Charter and recommend any changes to the Board;

    Report periodically to the Board on the Audit Committee's activities and findings, including any issues regarding the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal auditors;

    Keep appropriate minutes, and

    Take actions to assess its performance on an annual basis, with express permission to retain counsel, accountants or other consultants for the purpose of reviewing its performance.

Appendix B

SUMMIT BANK CORPORATION

NOMINATING COMMITTEE CHARTER

Purpose of the Nominating Committee

The Board of Directors of Summit Bank Corporation has established the Nominating Committee of the Board to (1) identify individuals qualified to become members of the Board, (2) select, or recommend to the Board, the directors nominees for the next annual shareholders meeting, and (3) recommends to the Board a nominee for Chairman and Vice Chairman of the Board.

Members of the Nominating Committee

The Committee must be comprised of at least three and no more than five members of the Board. The Committee must be comprised solely of independent directors, although in exceptional and limited circumstances, a single non-independent director who is not an officer, employee or family member of either may serve on the Committee if (1) the Board determines that the individual's service on the Committee is in the best interests of the Company and its shareholders and (2) the Company discloses the use of this exception, as well as the individual's relationship to the Company and the basis for the Board's determination, in its next annual proxy statement.

An independent director must not be an officer or employee of the Company or its subsidiaries and must not have any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable independence requirements set out in the rules of the Nasdaq Stock Market or such other exchange on which the Company's securities are then listed.

No Committee member shall have an interest in the Company that would preclude his or her ability to act on behalf of all the shareholders of the Company. The Committee member shall receive the compensation paid to him or her in his or her capacity as a member of the Board and as a member of the Committee, in each case as recommended by the Compensation Committee and approved annually by the Board.

No Committee member may participate in any discussion with respect to, or vote on, any matter in which he or she is not independent. If there is any basis for believing a Committee member is not independent, the facts and circumstances should be reported to the Board, and no action should be taken until the Board, or a committee of independent directors, has determined that the Committee member is independent.

The members of the Committee shall initially be Jack Halpern, Don Harkleroad, W. Clayton Sparrow, Jr., Howard Tai and Raymond Lo. Subsequent members shall be nominated pursuant to the governance process adopted by the Board from time to time and elected by the Board. Each member of the Committee shall serve until such member's successor is elected and qualified or until such director's earlier resignation or removal. Any member may resign his or her position as a member of the Committee upon notice given in writing or by electronic transmission to the Board. A member may be removed from the Committee upon the majority vote of the Board. If a Chair of the Committee is not appointed by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Responsibilities of the Nominating Committee

The responsibilities of a member of the Committee are in addition to those responsibilities set out for a member of the Board.

In addition to the matters set forth herein, the Committee will perform such other functions as required by law, the listing requirements of any stock exchange on which the Company's securities are listed, the Company's Articles of Incorporation or Bylaws, and Board resolution.

The Committee is responsible to the Board for the following activities:

  Establishing the criteria for selecting new members of the Board, which criteria shall include, among other factors that the Committee may deem appropriate, the person's experience as a director, current and past employment, and knowledge of the Company and of the financial services industry generally;
  Retaining and terminating search firms to the extent the Committee deems necessary or advisable for the purpose of identifying director candidates;
  Approving such search firm's fees and the terms of their engagement;
  Actively seeking persons qualified to be members of the Board and nominating them to the Board;
  Interviewing prospective candidates;
  Review the appropriateness of continued Board membership of a member who experiences a change in employment, board membership of another company, or other relevant matter.

Meetings

The Committee shall meet at least annually and may from time to time require specially called meetings, as deemed necessary by the Chair of the Committee or a majority of its members. The Chair of the Committee will preside at each meeting of the Committee and shall set the length of each meeting and the agenda of items to be addressed at each meeting.

Subcommittees

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more of the members of the Committee. The Committee may delegate such authority to a subcommittee as the Committee deems appropriate except that all recommendations of a subcommittee must be approved by the Committee before being considered actions of the Committee.

Reporting

The Committee shall maintain written minutes of all meetings and consent actions, which shall be recorded or filed with the books and records of the Company and made available to the Board. The Committee will make regular reports to the Board with respect to its activities. Reports of significant matters presented at meetings of the Committee will be given by the Chair of the Committee to the Board, as required by law, regulations, or applicable stock exchange listing requirements.

Assistance from Others

The Committee may engage external advisors, compensation consultants or independent counsel, to the extent determined appropriate by the Committee, to facilitate the performance of the functions of the Committee. All external advisors engaged by the Committee shall report directly to the members of the Committee. The Committee has the sole authority to retain and terminate such experts. The Committee or any subcommittee may also request reports or assistance from the Chief Executive Officer, the Chief Financial Officer, or any other officer of the Company.

1. ELECTION OF DIRECTORS
FOR all nominees	WITHHOLD AUTHORITY
listed below (except as indicated to the contrary below)	to vote for all nominees listed below

Gerald L. Allison	Jose I. Gonzalez	James S. Lai, Ph.D.
Nack Y. Paek	Carl L. Patrick, Jr.	David Yu

INSTRUCTION: To withhold authority to vote for one or more nominees, write the nominee's name(s) here __________________________

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

__________________________________________	______________________________________________
Print Name of Shareholder	Signature of Shareholder

Important: Please sign this proxy exactly as your name(s) appear(s) hereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full name.

Dated:_________________________, 2004

BE SURE TO DATE THIS PROXY

^ FOLD AND DETACH HERE ^

SUMMIT BANK CORPORATION

PROXY

This Proxy is solicited by the Board of Directors of Summit Bank Corporation (the "Company") for the Annual Meeting (the "Meeting") of the shareholders of the Company to be held at The Summit National Bank, 4360 Chamblee Dunwoody Road, Suite 300, Atlanta, Georgia 30341, on the 26th day of April 2004, at 3:00 p.m. (Atlanta time).

The undersigned hereby appoints Pin Pin Chau and David Yu, or either of them, with individual power of substitution, proxies to vote all shares of Common Stock of Summit Bank Corporation which the undersigned may be entitled to vote at the Meeting and at all adjournments thereof.

All Proxies will be voted in accordance with the instructions contained in the Proxies. If no choice is specified, Proxies will be voted "FOR" the election to the Board of Directors of all the nominees listed on the reverse side and in accordance with the best judgment of the Proxy holder on any other matters which may properly come before the Meeting.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON APRIL 26, 2004. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

SEE REVERSE SIDE